Exhibit 99.1
G.S.
SCHWARTZ	PUBLIC RELATIONS │ DIGITAL MARKETING │ INVESTOR RELATIONS
& Co. Inc.

PRESS RELEASE: Tiens Biotech Group (USA) Reports 2009 Results

NEW YORK, April 5 /PRNewswire-Asia-FirstCall/ — Tiens Biotech Group (USA), Inc. (the "Company" or "Tiens") (NYSE Amex: TBV), http://www.tiens-bio.com , today announced financial results for the year ended December 31, 2009.

For 2009, revenue was $62.0 million, compared to $77.2 million for 2008.

Net income for 2009 was $24.8 million, or $0.33 per share, compared to $30.0 million, or $0.39 per share for 2008.

Results for 2009 reflect, in part, a decrease in revenue in China to $27.2 million from $33.7 million for 2008. The revenue decrease is attributed, in part, to a decline in domestic distributors' demand after stocking up on products in 2008. During the third quarter of 2008, Tianshi Engineering announced plans to increase prices of its products which prompted customers to stock up on certain products. Consumer product demand decreases in the first and third quarters of 2009 were offset by some increases in sales during the second and fourth quarters of 2009, which reflect marketing efforts during those periods.

For 2009, international revenue was $34.7 million compared to $43.5 million for 2008.

The decrease in international revenue reflects decreases in sales in the Asia-Pacific and Europe-Asia regions and a general weakness in the global economy. During 2008, China's Administration of Quality Supervision, Inspection and Quarantine carried out a national campaign against unsafe food and substandard products resulting in a general slow-down and backlog of export clearances for Chinese food products. While the lifting of the regulations in late 2008 resulted in overseas customers beginning to purchase more products during the first two quarters of 2009, results for the year reflect the impact of the aforementioned general global economic weakness.

Other Highlights

Cost of sales was $20.2 million in 2009, compared to $24.9 million in 2008. The decrease was primarily due to the corresponding decrease in sales. Cost of sales decreased at a lower rate than revenue, primarily due to fixed costs, which do not increase or decrease in line with sales.

Gross profit was $41.8 million in 2009, compared to $52.4 million in 2008. The gross profit margin for 2009 was 67.5% compared to 67.8% in 2008.

Selling, general and administrative expenses were $16.0 million in 2009 compared to $18.6 million in 2008. The decrease was primarily due to decreases in allowance for bad debt, and salary, advertising and research and development expenses. Selling, general and administrative expenses as a percentage of sales increased to 25.8% from 24.1% primarily due to fixed costs, which do not increase or decrease in line with sales.

As of December 31, 2009, Tiens had $126.4 million of retained earnings and total shareholders' equity of $185.8 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, "We are steadfast in our commitment to building greater market share in China, expanding our international customer base, and further implementing our strategic plans for long-term domestic and international growth. We remain confident that domestic sales will return to, and potentially exceed, previous levels, as distributors begin to replenish their stock of our products. In addition, we maintain this same positive sentiment regarding international sales, which we expect will benefit from the removal of export restrictions and gradual economic improvement."

About Tiens Biotech Group (USA), Inc. http://www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE AMEX: TBV) conducts its business operations from Tianjin, People's Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 54 countries. Since its establishment, Tiens has developed and produced 37 nutrition supplements which include wellness products and dietary supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens' products in China through chain stores, domestic affiliated companies, and its 92 branches. Outside of China, Tiens sells its products to affiliated companies in 54 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company's direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward- looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company's affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

For more information, please contact:

Investor Relations
Tiens Biotech Group (USA), Inc.
Tel:   +86-22-8213-7594
Fax:   +86-22-8213-7594
Email: investor@tiens-bio.com
http://www.tiens-bio.com

Carl Hymans
G. S. Schwartz & Co.
Tel:   +1-212-725-4500
Fax:   +1-212-725-9188
Email: carlh@schwartz.com

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

	2009	2008
REVENUE - RELATED PARTIES	$60,032,968	$77,247,898
REVENUE - THIRD PARTIES	1,943,101	—

COST OF SALES - RELATED PARTIES	18,754,680	24,870,178
COST OF SALES - THIRD PARTIES	1,412,812	—

GROSS PROFIT	41,808,577	52,377,720

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,009,382	18,574,719

INCOME FROM OPERATIONS	25,799,195	33,803,001

Interest expense	(186,543)	(266,273)
Interest income	301,709	881,070
Other expense	(176,757)	(2,099,913)
OTHER (EXPENSE) INCOME, NET	(61,591)	(1,485,116)

INCOME BEFORE INCOME TAXES	25,737,604	32,317,885

INCOME TAXES	930,703	2,345,474

NET INCOME	24,806,901	29,972,411

LESS: Net income attributable to the noncontrolling interest	(965,557)	(2,315,215)

NET INCOME ATTRIBUTABLE TO THE COMPANY	23,841,344	27,657,196

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	441,140	7,891,018
Gain from the release of exchange reserves	(6,030,079)	—

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	18,252,405	35,548,214

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	993,504	2,764,347

COMPREHENSIVE INCOME	$19,245,909	$38,312,561

EARNINGS PER SHARE, BASIC AND DILUTED	$0.33	$0.39

WEIGHTED AVERAGE NUMBER OF SHARES, BASIC AND DILUTED	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND DECEMBER 31, 2008

	December 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash	$1,848,328	$20,992,573
Cash related to assets held for sale	—	23,861,938
Total cash	1,848,328	44,854,511
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $1,419,178 and $1,108,789 as of December 31, 2009 and December 31, 2008 , respectively	15,379,312	23,941,431
Inventories	5,328,052	8,365,607
Other receivables	995,657	813,591
Other receivables - related parties	44,561,626	15,729,076
Employee advances	115,673	112,591
Prepaid expenses	658,193	301,898
Prepaid taxes	407,534	1,531,207
Other assets held for sale	—	10,904,842
Total current assets	69,294,375	106,554,754

PROPERTY, PLANT AND EQUIPMENT, net	10,124,483	10,274,643

OTHER ASSETS:
Construction in progress	125,572,621	72,300,104
Construction deposits	1,405,997	2,586,302
Intangible assets, net	12,864,295	13,137,195
Other assets	11,847,937	87,541
Total other assets	151,690,850	88,111,142

Total assets	$231,109,708	$204,940,539

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,012,157	$6,283,849
Advances from customers - related parties	4,426,751	3,239,650
Wages and benefits payable	1,484,852	1,449,146
Other taxes payable	—	117,818
Contractor deposits	183,395	163,248
Contractor payables	18,513,216	11,871,456
Other payables	1,151,551	1,933,743
Other payables – related parties	3,326,110	6,373,900
Current portion of long term debt, related party	—	2,130,000
Liabilities directly associated with assets classified as held for sale	—	122,047
Total current liabilities	34,098,032	33,684,857

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	—	2,137,742
Deferred income	11,236,501	11,208,844
Total non current liabilities	11,236,501	13,346,586
Total liabilities	45,334,533	47,031,443

COMMITMENTS AND CONTINGENCIES

EQUITY:
Shareholders' equity of the Company:
Common stock, $0.001 par value, 250,000,000 shares authorized, 71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	18,042,189	9,234,123
Statutory reserves	13,217,217	9,420,783
Retained earnings	126,370,263	106,325,356
Accumulated other comprehensive income	18,262,123	23,851,062
Total shareholders' equity of the Company	175,963,126	148,902,658
Noncontrolling interest	9,812,049	9,006,438
Total equity	185,775,175	157,909,096
Total liabilities and equity	$231,109,708	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,806,901	$29,972,411
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Provision for doubtful accounts	406,795	1,037,089
Provision for obsolete inventory	309,343	293,648
Depreciation	2,173,251	2,681,167
Amortization	381,742	323,276
Interest income	4,761	55,641
Gain on sale of assets	47,054	39,208
loss on assets written off	5,876	192,833
Rental expense borne by a related party	326,774	—
(Increase) decrease in assets:
Accounts receivable, trade - related parties	8,308,993	(17,917,994)
Accounts receivable, trade - third parties	—	109,674
Other receivables	(184,540)	314,367
Other receivables – related parties	1,668,812	2,538,775
Inventories	2,761,335	(2,167,255)
Employee advances	(38,359)	(42,928)
Prepaid expense	(419,419)	356,136
Increase (decrease) in liabilities:
Accounts payable	(1,249,152)	2,007,985
Advances from customers - related parties	1,178,463	1,402,445
Wages and benefits payable	(43,279)	195,555
Other taxes payable	968,294	(2,654,720)
Other payables	(650,296)	459,357
Other payables - related parties	3,107,699	(390,158)
Net cash provided by operating activities	43,871,048	18,806,512

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash outflow arising from disposal of a subsidiary	(23,975,473)	—
Collections from loans to local government	105,229	457,329
Acquisition of intangible assets	—	(6,068,759)
Construction deposits	(2,664,741)	(4,391,560)
Contractor deposits	19,734	(464,499)
Addition to construction in progress	(42,734,161)	(25,714,095)
Equipment deposits	(11,782,984)	—
Proceeds from sales of properties	29,131	426,288
Purchase of equipment and automobiles	(2,009,536)	(1,531,589)
Net cash used in investing activities	(83,012,801)	(37,286,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from (repayment to) related parties	(3,946,860)	6,080,385
Payment on other payables-non current	—	(282,664)
Payments on long term debt, related party	—	(1,197,662)
Payments to minority interest shareholder	—	(5,150,414)
Increase in paid in capital	—	482,516
Increase in deferred income	—	5,891,999
Net cash provided by (used in) financing activities	(3,946,860)	5,824,160

EFFECT OF EXCHANGE RATE CHANGES ON CASH	82,430	3,428,876

DECREASE IN CASH	(43,006,183)	(9,227,337)

CASH, beginning of period	44,854,511	54,081,848

CASH, end of period	$1,848,328	$44,854,511

Supplemental disclosures of cash flow information Cash paid during the period for:
Interest	$105,817	$266,273
Income taxes	$3,287,531	$3,877,420

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION

	Twelve months ended
	December 31,

	2009	2008	Change

China	$27,241,333	$33,711,474	-19.20%
International	$34,734,736	$43,536,424	-20.20%
Total	$61,976,069	$77,247,898	-19.80%